UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JUNE 11, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
(Address of principal executive offices)

(212) 886-4590
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Olivier de Vergnies as Chief Executive Officer

On June 11, 2008, the Board of Directors (the “Board”) of 4C Controls Inc. (the “Company”) appointed Olivier de Vergnies as the Chief Executive Officer of the Company. Mr. de Vergnies’ services shall commence on July 1, 2008.

Mr. de Vergnies has previously served as Vice President, Head of the Middle East Division of Dexia Private Bank (Switzerland), Geneva from 2004 -2008 where he was responsible for Middle Eastern high net worth individuals, business acquisition and retention process, as well as the development of new financial structured products ideas and innovative private asset allocation. From 2000-2004 Mr. de Vergnies served Dexia Bank, Luxembourg as Vice President, Head of Strategy & Alliances where he was responsible for the marketing strategy and product development for Middle East clients segments across Luxembourg, Switzerland, France, Jersey and the United Kingdom. Mr. de Vergnies served as Global Strategic Coordinator for the Dexia Private Banking Group Executive Committee and managed the joint ventures optimization process with Banco Popular in Spain, multi-channel distribution, market watch process, international and internal communication.

Appointment of Riccardo Maggiora as Chief Technology Officer

On June 11, 2008, the Board appointed Dr. Riccardo Maggiora as the Chief Technology Officer of the Company.

Dr. Maggiora is an Associate Professor and member of Antenna and Electromagnetic Compatibility Laboratory (LACE) at the Politecnico di Torino, Italy (“Polito”). Dr. Maggiora is an active collaborator on several research projects with the Massachusetts Institute of Technology with whom he has been working for almost 20 years, as well as with the Oak Ridge National Laboratory. He is also an active participant in the U.S. Department of Energy's Scientific Discovery through Advanced Computing (SciDAC) program which brings together the world's top researchers to address challenging scientific problems. Professor Maggiora has more than ten years of experience in researching, designing and accomplishing the realization of a variety of radar and image processing systems, including space borne synthetic aperture radars. Professor Maggiora is the inventor of patented technologies in the area of ground intrusion detection radar. Dr. Maggiora also serves as a Director and as CEO of BQT Polito Space Technologies SPA (“BP Space”), the joint venture company of the Polito. Dr. Maggiora obtained his Laurea di Dottore in Ingegneria delle Telecomunicazioni (Communications Engineering) from Polito and his Dottorato di Ricerca (Ph.D.) in Ingegneria Elettronica e delle Comunicazioni (Communications and Electronics Engineering) at Polito. Since 2001 he has been teaching and supervising laboratory training courses at Polito including space borne synthetic aperture radars. Dr. Maggiora has served as a Director of the Company since January 20, 2008.

Appointment of Philippe Aubay to the Board of Directors and as Chairman of 4C Satellite Images & Technologies S.A.

On June 11, 2008, the Board appointed Philippe Aubay to serve as a Director of the Company and as Chairman of one of its subsidiaries.

Mr. Aubay will commence his service on July 1, 2008 as a Director of the Company and as Chairman of 4C Satellite Images & Technologies S.A., the wholly owned subsidiary of the Company which plans to focus on high resolution SAR satellites, design, development and production, building and operating the Company’s ground stations for downloading, processing and distribution of Satellite images with a special focus on SAR and high resolution optical satellites. Mr. Aubay has forty five years of aerospace and defense industry experience. He joined MATRA Space, a subsidiary of the Lagardere Groupe, in 1964 and was in charge of the electrical system for Asterix, the first French satellite launched by the French launcher, Diamant A in 1965. Through 1977, he was involved in several projects, including the Space Tug (cooperation between NASA and the European Space Agency) and French ballistic missile programs. In 1978, he was appointed SPOT program manager, the first French earth observation satellite, and he managed the complete project until the successful launch in 1986. This satellite was the first of a program of five satellites and is still in operation. In 1987, he was appointed HELIOS Program director which included the development of two satellites and a ground segment for three countries, France, Italy and Spain. The first satellite was successfully launched in 1995 and the system is still in operation. From 1994 through 2002, he served as Vice President of Space Defense Programs responsible for marketing as well as developments of programs in the field of secured communications, reconnaissance, electronic intelligence and early warning. Since 2004, Mr. Aubay has been a Senior Consultant for space business and involved in planning future defense programs in Europe and in France. Philippe Aubay is member of the International Academy of Aeronautic and Astronautic, eminent member of the Association Aeronautic and Astronautic of France. In 1986, he received the award “Chevalier de la Legion d’Honneur” from the French President after the success of the SPOT program.

No decisions have been made yet regarding any committees of the Board on which Mr. Aubay will serve.

Appointment of Anne-Marie Pérus to the Board of Directors and as Chief Executive Officer of 4C Advanced Security Surveillance & Technologies S.A.

On June 11, 2008, the Board appointed Anne-Marie Pérus to serve as a Director of the Company and as Chief Executive Officer of one of the Company’s subsidiaries.

Ms. Pérus will commence her services on July 1, 2008 as a Director of the Company and as Chief Executive Officer of 4C Advanced Security Surveillance & Technologies S.A. (“4CASST”), the wholly owned subsidiary of the Company which focuses on pipelines, borders and national strategic assets surveillance, advanced tracking systems for harbor and port security, and sensitive data protection. Ms. Pérus has over thirty years executive experience in the aerospace and defense industries. She has recently served from 2007-January 2008 as CEO of Global Security for European Aeronautic Defence and Space Company (EADS) where she managed a budget of over 1 billion Euros with activities in the field of homeland security, coastal surveillance and border security offerings throughout Europe, North Africa, the Middle East and Asia. She has also served from 2005-2007 as Chairman and CEO of EADS SOGERMA SERVICES, managing a budget of 600 million Euros and managing over 4,000 employees in a turnaround assignment which has resulted in profitable operations since 2007. From 1996-2005, Ms. Pérus served as Chairman and CEO of ALKAN. Prior to that, Ms. Pérus had undertaken numerous other successful executive assignments. Ms. Pérus holds degrees from Ecole Nationale Supérieure de l’Aéronautique et de l’Espace - Toulouse, the HEC Management Paris, the Institut des Hautes Etudes de la Défense Nationale, and the Institut National des Hautes Etudes de Sécurité. Ms. Pérus has been awarded the Chevalier de la Légion d’Honneur.

No decisions have been made yet regarding any committees of the Board on which Ms. Pérus will serve.

Appointment of Jean-Louis Recordon as Chief Operations Officer of 4C Advanced Security Surveillance & Technologies S.A.

On June 11, 2008, the Board appointed Mr. Jean-Louis Recordon to serve as Chief Operations Officer of one of the Company’s subsidiaries.

Mr. Recordon will commence his service on July 1, 2008 as Chief Operations Officer of 4C Advanced Security Surveillance & Technologies S.A. (4CASST), the wholly owned subsidiary of the Company which focuses on pipelines, borders and national strategic assets surveillance, advanced tracking systems for harbor and port security, and sensitive data protection. Mr. Recordon has 35 years of professional experience in the fields of public safety and the operational use of communications, command & control, intelligence management and border protection systems. Since 1998 he served as Advisor to the CEO of MATRA Communication Company which became the European Aeronautic Defence and Space Company (EADS), one of the world’s largest aerospace and defense consortiums. From 1994-1998, as Colonel of the French Gendarmerie, Mr. Recordon served as its representative at the French Ministry of Interior, Police General Directorate, Central Judicial Police Directorate. In such capacity he was the Gendarmerie’s liaison to Interpol and Europol. From 1985-1993 he served as Head of the Paris Gendarmerie CID, specializing in the fight against organized crime, he led various criminal investigations in European countries, in Asia and the United States providing him with substantive knowledge of various police systems. From 1963 to 1998, Mr. Recordon served as an officer of the French Gendarmerie Nationale which included postings in a special unit dealing with security of the French President, in Germany as part of the French unit in charge of criminal investigations, and various command positions at regional and national levels as Commander of large police districts and regional units dealing with public safety, traffic police, public order, border security, delinquency prevention and judicial inquiries. Mr. Recordon is a graduate of the French National Institute of Advanced Studies for Security.

Option Grant to Officers and Directors of the Company

On June 11, 2008 (the “Date of Grant”) the Company granted an option to purchase ten thousand (10,000) shares of the Company’s common stock at a purchase price of $5.10 (such purchase price being equal to the closing price of the Company’s common stock as quoted on the Nasdaq Over-the-Counter Bulletin Board on the date immediately preceding the Date of Grant) to each of the following officers and directors of the Company and its subsidiaries: Mr. Jean-Robert Martin, Mr. Philippe Aubay, Ms. Anne-Marie Pérus, Mr. Jean-Louis Recordon, Dr. Augustine Fou, Mr. Gerald Sullivan and Ms. Barbara Salz.

Item 9.01:  Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued June 16, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: June 17, 2008